Exhibit 10.1

SHAREHOLDERS SUPPORT AGREEMENT

This Shareholders Support Agreement (the “Agreement”) is made and entered into as of June 5, 2011, between Merge Healthcare Incorporated, a Delaware corporation (“Parent”), and the undersigned stockholders of the Company (each a “Holder”).

RECITALS

            WHEREAS, Parent, ES Acquisition Corp., a California corporation and wholly-owned direct subsidiary of Parent (“Merger Sub”), and Ophthalmic Imaging Systems, a California corporation (the “Company”), are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”); and

WHEREAS, as of the date hereof, each Holder is the beneficial owner (as defined under Rule 13d-3 of the Exchange Act) of the outstanding shares of the Company’s common stock, no par value  (the “Common Stock”), set forth under such Holder’s name on the signature page to this Agreement (the “Existing Shares” and, together with any other shares of Common Stock, or other capital stock of the Company acquired (either of record or beneficially owned) by such Holder after the date hereof, collectively, the “Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Holder enter into this Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

     The parties agree as follows:

Section 1.   Agreement to Retain Shares.

(a)   Transfer.  (1) Except as contemplated by the Merger Agreement, and except as provided in Section 1(b) below, during the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (as defined below), Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares, (2) Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of such Holder’s Shares into a voting trust or, enter into a voting agreement with respect to any of such Holder’s Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2), and (3) Holder agrees not to, directly or indirectly, take any action that could reasonably be expected to have the effect of preventing or disabling Holder from performing Holder’s obligations under this Agreement, in the case of (2) and (3), at any time prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date.  As used herein, the term “Expiration Date” shall mean the date of termination of the Merger Agreement in accordance with the terms and provisions thereof .

(b)   Permitted Transfers.  Section 1(a) shall not prohibit a transfer of Shares by Holder (i) to any family member, trust for the benefit of any family member or charitable organization to which contributions are deductible for federal income tax, estate or gift purposes so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent memorializing such agreement, (ii) in connection with the exercise of stock options for Company Common Stock but only to the extent of such Holder’s exercise price and income or other tax liability with respect to such exercise and only to the extent permitted under the Merger

Agreement, (iii) that were acquired upon the exercise of stock options expiring after the date hereof and prior to the Effective Time, (iv) in connection with the termination of the Company Option Plans and the settlement of outstanding awards thereunder to the extent permitted under the Merger Agreement, or (v) with respect to MediVision Medical Imaging Systems Ltd. (“MediVision”), in connection Shares transferred in accordance with that certain Escrow Agreement, dated as of June 24, 2009 (the “Escrow Agreement”), by and among the Company, MediVision and Stephen L. Davis, Esq., as escrow agent, which Shares serve as collateral for MediVision to perform its obligations under that certain Asset Purchase Agreement, dated as of June 24, 2009 (the “Asset Purchase Agreement”), between the Company and MediVision, and which Shares will be released in accordance with the terms of the Escrow Agreement or an earlier date if mutually agreed to by the Company and Parent.

Section 2.    [Reserved]

Section 3.    Agreement to Vote Shares.

(a)   Until the earlier to occur of the Effective Time and the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Holder shall appear at such meeting (in person or by proxy) and shall vote or consent the Shares (i) in favor of adoption of the Merger Agreement and the approval of the transactions contemplated thereby and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than as contemplated by the Merger Agreement) between the Company and any person or entity other than Parent or any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or Holder under this Agreement or which would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled.  This Agreement is intended to bind Holder as a stockholder of the Company only with respect to the specific matters set forth herein.  Except as set forth in clauses (i) and (ii) of this Section 3(a), Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company.  Prior to the termination of this Agreement, Holder covenants and agrees not to enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Agreement.

(b)   Holder further agrees that, until the termination of this Agreement, Holder will not, and will not permit any entity under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (B) initiate a stockholders’ vote with respect to an Opposing Proposal or (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.  For the purposes of this Agreement, an “Opposing Proposal” means any action or proposal described in clause (ii) of Section 3(a) above.

(c)   Subject to the provisions set forth in Section 6 hereof and as security for Holder’s obligations under Section 3(a), Holder hereby irrevocably constitutes and appoints Parent and its designees as his attorney and proxy in accordance with the CGCL, with full power of substitution and resubstitution, to cause the Shares to be counted as present at the Company Stockholders Meeting, to vote his Shares at the Company Stockholders Meeting, however called, and to execute consents in respect of his Shares as and to the extent provided in Section 3(a).  SUBJECT TO THE PROVISIONS SET FORTH

IN SECTION 6 HEREOF, THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST.  Upon the execution of this Agreement, Holder hereby revokes any and all prior proxies or powers of attorney given by Holder with respect to voting of the Shares on the matters referred to in Section 3(a) and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in Section 3(a) until after the Expiration Date.  Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement and Holder’s granting of the proxy contained in this Section 3(c).  Holder hereby affirms that the proxy granted in this Section 3(c) is given in connection with the execution of the Merger Agreement, and that such Proxy is given to secure the performance of the duties of Holder under this Agreement.  Parent acknowledges and agrees that Holder may vote the Shares on all other matters not referred to in Section 3(a), and the attorneys and proxies named above may not exercise the proxy with respect to such other matters.

Section 4.    Representations, Warranties and Covenants of Holder.  Holder hereby represents, warrants and covenants to Parent that Holder (i) is the record and/or beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, are and will be free and clear of any liens, claims, options, charges or other encumbrances that would reasonably be expected to have the effect of preventing or disabling Holder from performing Holder’s obligations under this Agreement (other than the Shares held in an escrow account pursuant to the Escrow Agreement, which Shares serve as collateral for MediVision to perform its obligations under the Asset Purchase Agreement and which Shares will be released in accordance with the terms of the Escrow Agreement or an earlier date if mutually agreed to by the Company and Parent), and (ii) does not own of record or beneficially any shares of capital stock of the Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law).  Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement (including under the proxy granted in Section 3(c) above).  This Agreement (including the proxy granted in Section 3(c) above) has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.  The Holder hereby agrees not to object to or otherwise oppose the Fairness Hearing and shall take all steps reasonably requested by Parent in order to ensure the issuance of the California Permit.

Section 5.    No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares, except as expressly provided herein.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Holder, and neither Parent nor Merger Sub shall have any authority to direct Holder in the voting or disposition of any of the Shares, except as otherwise provided herein.

Section 6.    Termination.  This Agreement and the proxy delivered in connection herewith shall terminate and shall have no further force and effect as of the earlier to occur of (i) the Expiration Date and (ii) the date following the date of the Company Stockholders Meeting, including any adjournment or postponement thereof.

Section 7.    Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a record holder and/or beneficial owner of the Shares, (ii) nothing in this Agreement shall be construed to limit or affect any action or inaction by Holder acting in his capacity as a director, officer or other fiduciary of the Company, and (iii) Holder shall have no liability to Parent, Merger Sub or any of their Affiliates under this Agreement as a result of any action or inaction by Holder acting in his capacity as a director, officer or other fiduciary of the Company.

Section 8.    Miscellaneous.

(a)    Amendments and Waivers.  Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns.  Any amendment or waiver effected in accordance with this Section 8(a) shall be binding upon the parties and their respective successors and assigns.

(b)    Governing Law; Venue.  This Agreement shall be governed by, and construed in accordance with the laws of the State of California without regard to conflicts of law principles.

(c)    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)    Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 72 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(f)    Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)    Specific Performance.  Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

[SIGNATURE PAGE FOLLOWS]

The parties have caused this Agreement to be duly executed on the date first above written.

MERGE HEALTHCARE INCORPORATED

By:	/s/ Jeffery Surges
Name:	Jeffery Surges
Title:	Chief Executive Officer

Address:
6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin 53214
Attention: General Counsel
Facsimile No.: (414) 977-4202

[Signature Page to Shareholder Support Agreement]

“Holder”
U. M. ACCELMED, LP By: /s/ Uri Geiger Managing Partner
Address: 6 Hachoshlim St., Hertzelia, Israel

Attention: Dr. Uri Gieger
Facsimile No.:

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of shares	Number
Common Stock	13,338,603	Common Stock	13,338,603

“Holder” MEDIVISION MEDICAL IMAGING SYSTEMS LTD. By: /s/ Yigal Berman Chairman
Address: YTM industry Area CPC Building, P.O. Box 7 Yoqneam 20692

Attention: Yigal Berman
Facsimile No.: 972-5-9894822

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of shares	Number
Common Stock	8,630,825	Common Stock	8,630,825

[Signature Page to Shareholder Support Agreement]

“Holder” /s/ Gil Allon

Address: 825 Wimbledon CT., Sacramento, CA 95864

Attention: Gill Allon
Facsimile No.:

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of shares	Number
Common Stock	-	Common Stock	60,000

“Holder” /s/ Ariel Shenhar

Address: 2900 Sienna Lane, Sacramento, CA 95864

Attention:
Facsimile No.:

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of shares	Number
Common Stock	-	Common Stock	30,000

[Signature Page to Shareholder Support Agreement]